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Kraton Polymers LLC

Analyst and Media: Shari Mattern 281-504-4780

KRATON POLYMERS AND POLYMER HOLDINGS ANNOUNCE

SUCCESSFUL COMPLETION OF CONSENT SOLICITATION

HOUSTON, TX. – May 8, 2006 – Polymer Holdings LLC (“Holdings”) and its wholly-owned subsidiary, Kraton Polymers LLC (“Kraton”) announced that, as of the expiration of the consent solicitation payment deadline at 5:00 p.m., New York City time, on May 5, 2006 (the “Consent Payment Deadline”), valid tenders and consents representing greater than a majority in principal amount at maturity of the Notes (defined below) had been received pursuant to the terms of the previously announced cash tender offer (the “Offer”) for any and all of the outstanding $150,000,000 aggregate principal amount at maturity of the 12.000% Senior Discount Notes (CUSIP Number: 731753AB5) (the “Notes”) issued by Holdings and Polymer Holdings Capital Corporation (“Capital,” together with Holdings, the “Companies”) and related consent solicitation.

As of the Consent Payment Deadline, $149.75 million in aggregate principal amount at maturity, or approximately 99.8% of the Notes outstanding had been validly tendered and not withdrawn. The supplemental indenture relating to the Notes will be executed promptly by the Companies and the trustee under the indenture, but will not become operative until after the Notes are accepted for payment and purchased pursuant to the Offer.

The Offer will expire at 9:00 a.m., New York City time, on May 22, 2006, unless extended or earlier terminated by the Companies (such date and time, as they may be extended, the “Expiration Time”). The Offer is subject to a number of conditions including the completion of certain refinancing transactions.

Goldman, Sachs & Co. is the dealer manager for the Offer. Questions regarding the transaction should be directed to Goldman, Sachs at (800) 828-3182 (Toll Free) or (212) 357-7867. Request for documents should be directed to Global Bondholder Services Corporation, the Information Agent, at 65 Broadway, Suite 704, New York, NY 10006, (866) 470-3800 (Toll Free) (banks and brokerage firms please call (212) 430-3774).

This announcement is not an offer to purchase, a solicitation of an offer to sell or a solicitation of consent with respect to any Notes. The Offer is being made solely by the Offer to Purchase and Consent Solicitation Statement dated April 24, 2006, which sets forth the complete terms of the tender offer and consent solicitation.

About Kraton and Polymer Holdings

Kraton Polymers LLC is a premier, global specialty chemicals company and is the world’s largest producer of styrenic block copolymers (“SBCs”), a family of products whose chemistry was pioneered by Kraton over forty years ago. SBCs are highly-engineered synthetic elastomers, which enhance the performance of products by delivering a variety of attributes, including greater flexibility, resilience, strength, durability and processability. Kraton polymers are used in a wide range of applications including road and roofing materials, numerous consumer products (diapers, tool handles and toothbrushes), tapes, labels, medical applications, packaging, automotive and footwear products. Kraton has the leading position in nearly all of its core markets and is the only producer of SBCs with global manufacturing capability. Its production facilities are located in the United States, The Netherlands, Germany, France, Brazil, and Japan.

Polymer Holdings LLC is the parent company of Kraton Polymers LLC and has no material assets other than its investment in Kraton Polymers LLC.

Forward Looking Statements

This news release includes “forward-looking statements” as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact are statements that could be deemed forward-looking statements and are often characterized by the use of words such as “believes,” “expects,” “estimates,” “projects,” “may,” “will,” “intends,” “plans,” or “anticipates,” or by discussions of strategy, plans or intentions. In this news release, forward-looking information relates to bookings trends, backlog levels, estimated turns levels, gross margins and average selling prices, and similar matters. All forward-looking statements in this news release are made based on management’s current expectations and estimates, which involve risks, uncertainties and other factors that could cause results to differ materially from those expressed in forward-looking statements. Among these factors are changes in overall economic conditions, the cyclical nature of the chemical industry, changes in demand for our products, changes in inventories at our customers and distributors, technological and product development risks, availability and cost of raw materials, competitors’ actions, pricing and gross margin pressures, loss of key customers, order cancellations or reduced bookings, the timing and cost of planned capital expenditures, changes in manufacturing yields, control of costs and expenses, significant litigation, risks associated with acquisitions and dispositions, risks associated with our substantial leverage and restrictive covenants in our debt agreements, risks associated with our international operations, the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally, risks and costs associated with increased and new regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act of 2002), and risks involving environmental or other governmental regulation. Additional factors that could affect the company’s future operating results are described in our Form 10-K for the year ended December 31, 2005 under the caption “Factors Affecting Our Results of Operations” in the MD&A section, and other factors are described from time to time in our subsequent filings. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information.